Exhibit 99.2

Bill.com Announces Pricing of Upsized Offering of $1.2 Billion of Common Stock

SAN JOSE, CALIF., September 22, 2021 – Bill.com Holdings, Inc. (NYSE: BILL) (“Bill.com”) today announced that it has priced its public offering (the “offering”) of 4,411,765 shares of its common stock (the “shares”) at a price to the public of $272.00 per share. The size of the offering was increased from the previously announced $1.0 billion of shares of common stock. Bill.com also granted the underwriters of the shares 30-day option to purchase up to an additional 661,764 shares. The sale is expected to close on September 24, 2021, subject to customary closing conditions.

Goldman Sachs & Co. LLC, BofA Securities, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as joint book-running managers for the offering. Jefferies LLC, Deutsche Bank Securities Inc., Barclays Capital Inc. and KeyBanc Capital Markets Inc. are acting as bookrunners for the offering. Canaccord Genuity LLC, Needham & Company, LLC, Nomura Securities International, Inc., Oppenheimer & Co. Inc., Piper Sandler & Co. and William Blair & Company, L.L.C. are acting as co-managers for the offering.

The offering is being made pursuant to Bill.com’s automatic shelf registration statement (which includes a base prospectus), which Bill.com filed with the Securities and Exchange Commission (the “SEC”) on September 20, 2021 and which automatically become effective upon filing, and a preliminary prospectus supplement related to the offering (together with such base prospectus, the “preliminary prospectus”) which Bill.com also filed with the SEC on September 20, 2021. Before investing in the shares, investors should read the preliminary prospectus, including the documents incorporated by reference therein, and any free writing prospectus related to the offering. These documents may be obtained for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies may be obtained from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by email at Prospectus-ny@ny.email.gs.com or by phone at 1-866-471-2526; from BofA Securities, Attention: Prospectus Department or by email at dg.prospectus_requests@bofa.com; from J.P. Morgan Securities LLC, Attention: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by email at prospectus-eq_fi@jpmchase.com, or by phone at 1-866-803-9204; or from Morgan Stanley & Co. LLC, Attention: Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014.

Bill.com estimates that the net proceeds from the offering will be approximately $1.17 billion (or approximately $1.34 billion if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriters’ discount and estimated offering expenses payable by Bill.com.

Bill.com intends to use the net proceeds of the offering for general corporate purposes, which may include working capital, capital expenditures and potential acquisitions and strategic transactions. From time to time, Bill.com evaluates potential acquisitions and strategic transactions involving businesses, technologies or products. However, Bill.com has not designated any specific uses and has no current agreements with respect to any acquisitions or strategic transactions.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the registration statement, the base prospectus contained therein or the preliminary prospectus supplement.

Cautionary Statement Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this press release may include but are not limited to statements regarding the timing and closing of Bill.com’s offering of the shares and expected use of net proceeds of the offering. Factors that may contribute to such differences include, but are not limited to, risks related to whether Bill.com will consummate the offering of the shares on the expected terms, or at all, prevailing market and other general economic, industry or political conditions in the United States or internationally, the impact of COVID-19, whether Bill.com will be able to satisfy the conditions required to close any sale of the shares and the expected use of the net proceeds from the offering, which could change as a result of market conditions. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For information about other potential factors that could affect Bill.com’s business and financial results, please review the “Risk Factors” described in Bill.com’s registration statement on Form S-3 and the preliminary prospectus and in Bill.com’s other filings with the SEC, including Bill.com’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. Bill.com disclaims any obligation to update these forward-looking statements.

IR Contact:

Karen Sansot

ksansot@hq.bill.com

Press Contact:

Oriana Branon

obranon@hq.bill.com